                                                                   Exhibit 10.2

                                LEASE AGREEMENT


  I.  IDENTIFICATION OF PARTIES


  THIS LEASE AGREEMENT, made on the eleventh day of June, 1998, by READING OUTLET CENTER ASSOCIATES, a Pennsylvania Limited Partnership, D/B/A MOSS REALTY COMPANY, having its principal place of business located at 801 North Ninth Street, Reading, Pennsylvania, 19604 (hereinafter called "LANDLORD") and DM Management Company, a Delaware Corporation, having its principal place located at 25 Recreation Park Drive, Hingham MA 02043 (hereinafter called "TENANT").


  II.  LEASED PREMISES

  LANDLORD hereby leases to TENANT and TENANT hereby rents from LANDLORD the store premises (hereinafter referred to as the "Store","Premises," "Leased Premises" or "Demised Premises") designated on the plan attached as "Exhibit A" hereto located in Building# 5 at 831 Oley Street, Reading PA erected as part of a shopping center presently known as READING OUTLET CENTER (hereinafter referred to as the "Center," "Shopping Center" or "Entire Premises" and presently comprising the area shown in Exhibit "A"), said Demised Premises being measured and described by the following dimensions which are measured from the outside building lines of each wall of the Demised Premises or, in the case of those walls separating the Demised Premises from other stores in the shopping center, from the center lines of such walls, without deduction or exclusion for any space occupied or used by columns, stairs, or other interior construction or equipment:

  Total Approx.
  Square Footage of the Demised Premises:  3059


  III.  USE OF PREMISES

  Subject to the provisions of this Lease, other terms not withstanding, TENANT shall use the Demised Premises solely for the purpose of conducting the business of: retail sale of clothing, accessories and home merchandise, which may include, without limitation, ladies ready to wear, accessories, shoes, bed and bath goods and accessories.


(a) Except as otherwise specifically provided commencing on the Commencement Date and thereafter for the balance of the term of this Lease, TENANT shall continuously occupy and use Demised premises solely for conducting the business specified in the Lease Agreement as the permitted use, and will not use or permit or suffer the use of the demised premises for any other business or purpose. In addition, TENANT agrees that TENANT shall not operate or cause or permit to be operated any catalogue, mail, or telephone order sales in or from the Demised Premises except (i) outbound telemarketing and (ii) the incidental sale of merchandise which TENANT is permitted to sell over the counter to customers in the Demised Premises pursuant to the permitted use set forth in the Lease Agreement, provided that no such sales pursuant to subclause (i) or (ii) above shall be included in the Gross Sales for purposes of this Lease, nor shall TENANT divert elsewhere any business which would ordinarily be transacted by TENANT at, in, on or from the Demised Premises. The authorization of the use of the Premises for the business purposes set forth in the Lease Agreement does not constitute a representation or warranty by LANDLORD that any particular use of the Premises is now or will continue to be permitted under applicable laws or regulations.

(b) TENANT shall not permit, allow or cause any of the following to be conducted in the Demised Premises: any public or private auction, or any sale which would indicate to the public that TENANT is bankrupt or is going out of business, except during such period as LANDLORD shall have the right to show the Premises under section XXXI of the General Conditions. TENANT shall not use or permit any use of the Demised Premises, except in a manner consistent with the general standards of merchandising in the Shopping Center, nor shall TENANT's advertising indicate or imply that TENANT is operating its business in a manner which is not consistent with the general high standards of merchandising in the Shopping Center. Nothing contained in this paragraph shall affect or is intended to affect TENANT's pricing policies.

(c) Because the adequacy of the rental is dependent upon TENANT's Gross Sales whether or not Percentage Rent is payable TENANT agrees that commencing with the Commencement Date and thereafter throughout the term of this Lease, TENANT will continuously, actively and diligently operate or cause the permitted business to be operated in good faith and in an efficient, businesslike and respectable manner, maintaining in the Demised Premises a full staff of employees, and a full stock of seasonal merchandise of the quality, kind, type and breadth which TENANT usually sells, and employing TENANT's best continual efforts and abilities to the end that the maximum Gross Sales which can reasonably be produced from the Demised Premises shall be produced.

(d) Throughout the term of this Lease, TENANT shall cause its store to remain open each day of the week during the hours set forth in Paragraph III of the General Conditions captioned "Shopping Center Hours Of Operation", provided that at least 85% in number (the "Required Number of Co-Tenants") of the other tenancies in the Shopping Center on the date hereof remain open during such hours, and that at least all of the tenantable spaces in the buildings shown as Building #4 and #5 on the plan attached hereto as Exhibit "A" remain open during such hours. In the event that fewer than the

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

     Required Number of Co-Tenants are open for business on a regular basis during any thirty (30) consecutive day period, or in the event that more than 85% of the stores (other than TENANT) in the Building shown as Building #4 and #5 on the plan attached hereto as Exhibit B are not open for business on a regular basis during any thirty (30) consecutive day period, TENANT shall have the right to terminate this Lease upon thirty
     (30) days prior written notice to LANDLORD. TENANT agrees that the hours during which TENANT is obligated to operate may be changed by LANDLORD from time to time provided that LANDLORD will not act in a discriminatory manner.

(e) TENANT shall have the right to operate and/or advertise any business operated at or from the Demised Premises under any name which TENANT or any successor to TENANT permitted hereunder carries on its business.


  IV.  ADDITIONAL USE OF THE PREMISES
  TENANT covenants and agrees that TENANT at its own cost and expense:

(a) Will keep all exterior and interior store front surfaces clean and will maintain the rest of the Demised Premises and all corridors and loading areas immediately adjoining the Demised Premises in a clean and orderly condition and free of insects, rodents, vermin and other pests;

(b) Will not permit accumulations of any refuse, but will remove the same and keep such refuse in odor-proof, rat-proof containers within the interior of the Demised Premises shielded from the view of the general public until removed and will not burn any refuse whatsoever but will cause all such refuse to be removed by such person or companies, including LANDLORD, as may be approved;

(c) Will replace promptly with glass of a like kind and quality any plate glass or window glass of the Demised Premises which may become cracked or broken.

(d) Will not, without the LANDLORD's prior written consent, place or maintain any merchandise or other articles in any vestibule or entry of the Demised Premises or within two (2) feet of any entrance from the Demised Premises to the enclosed mall, on the footwalks adjacent or elsewhere on the exterior thereof;

(e) Will not use or permit the use of any apparatus, or sound reproduction or transmission, or any musical instrument, in such manner that the sound so reproduced, transmitted or produced shall be audible beyond the confines of the Demised Premises at a volume not greater than 45 decibels measured from the main doorway of TENANTs space, and will not use any other advertising medium, including without limitation flashing lights, or search lights which may be heard or experienced outside the Demised Premises;

(f) Will keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the confines of the Demised Premises;

(g) Will not cause or permit objectionable odors to emanate or to be dispelled from the Demised Premises;

(h) Will be responsible for the payment of trash removal expenses at the currant rate of $ 75.00 per month and shall likewise be responsible for any escalation of said expense upon 30 day notice from the LANDLORD;

(i) Will be required, at their own expense, to have on premises fire extinguishers of the type and quality required by the local Fire Marshall and or fire prevention/control ordinances;

(j) Will comply with all laws, rules, regulations, guidelines, orders and ordinances of applicable federal, state and local governmental authorities, commissions, boards and agencies with respect to this Lease and the use of the Demised Premises, for TENANT's specific purpose, other than the general sale of merchandise at retail, or any work to be performed in the Demised Premises by TENANT and TENANT shall secure and keep in force all permits, licenses and approvals required for TENANT's use of the Demised Premises. In addition, TENANT shall also comply with all recommendations of the Association of Fire Underwriters, Factory Mutual Insurance Companies, the Insurance Services Organization, or other similar body establishing standards for fire insurance ratings with respect to the use or occupancy of the premises by TENANT, and will participate in periodic fire brigade instruction and drills at the request of LANDLORD and will supply, maintain, repair and replace for the Demised Premises any fire extinguishers or other fire prevention equipment and safety equipment (including installation of approved hoods and ducts if cooking activity is conducted on the premises) required by these rules, regulations and the Association or other body in order to obtain insurance at the lowest available premium rate throughout the term of this Lease.

     Landlord represents and warrants to TENANT that, as of the date hereof, the Premises comply with all applicable federal, state and local laws, regulations or codes or insurance requirements which are applicable to the uses permitted hereunder (collectively the "Codes"), including without limitation, the Americans With Disabilities Act, that LANDLORD does not know of any change in any Law which has been proposed which would require any modification to the Premises, and that LANDLORD shall at its own cost and expense make any changes now or hereafter required to bring the Premises into compliance with Codes applicable to the use of the Premises for general merchandising purposes. In the event such representation and warranty proves untrue, and LANDLORD
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

     fails to make such changes, TENANT shall be entitled to perform any work necessary to bring the Premises up to Code, and to deduct amounts expended to do so from Rent due hereunder.

(k) Will not receive or ship articles of any kind except through the facilities provided for that purpose by LANDLORD and will not permit any delivery of goods, supplies, merchandise, or fixtures to or from the leased Premises to be made through any of the enclosed malls unless the Leased Premises have no entrance other than on such a mall, in which latter case TENANT shall use its best efforts to schedule such deliveries outside shopping center business hours, except with LANDLORD's approval in emergency situations;

(l) Will when applicable light the show windows of the Demised Premises each day of the year to the extent which shall be required by LANDLORD of all tenants of the Shopping Center, but in no event later than one hour after the close of the Center;

(m) Will at its own expense repair and maintain all air conditioning units and the replacement of all air conditioning filters. (the replacement of said filters shall be done monthly.)
(n) Will refer to the name of the Shopping Center in all advertising done to promote sales at its store or stores in the geographical area in which the Center is located;

(o) Will not use the plumbing facilities identified to its leasehold for any other purpose than that for which they are constructed and will not permit any foreign substance of any kind to be thrown in them and the expense of repairing any breakage, stoppage, seepage or damage, whether occurring on or off the premises, resulting from a violation of this provision by TENANT or TENANT's employees, agents or invitees shall be borne by TENANT. All grease traps and other plumbing traps shall be kept clean and operable by TENANT at TENANT's own cost and expense;

(p) Will not permit any shopping carts in the common areas even if taken there by customers;

(q) Will not place or cause or permit to be placed within the Demised Premises, pay telephones, vending machines (except those for the exclusive use of TENANT's employees) or amusement devices of any kind without the prior written consent of LANDLORD;

(r)  Will be responsible for all lighting equipment in the Demised Premises;

(s)  Will be responsible for janitorial services within the Demised Premises;

(t)  Will be responsible for additional keys for employees.

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

  V. LENGTH OF TERM


  The original term of this Lease and TENANT's obligation to pay rent and occupy the Demised Premises in accordance with the terms of the Lease shall commence on the earlier of the following dates (such earlier date being hereinafter called the "Commencement Date"): the date that is thirty (30) days after the date of possession and with a fully executed Lease Agreement or; (2) the date on which TENANT shall first open the Demised Premises for business with the public, however no later than September 1, 1998. LANDLORD hereby agrees that possession of the Demised Premises shall be delivered to TENANT no later than July 15, 1998. The term of this Lease shall be for a period of five years, plus the period, if any, between the Commencement Date if it falls on a day other than the first day of the month and the first day of the first calendar month in the term.



  VI. CONFIRMATION OF THE TERM


  At any time after the Commencement Date of the term of the Lease the parties shall execute and deliver to each other, at the option of LANDLORD, either an instrument in recordable form or a letter agreement prepared by LANDLORD, wherein TENANT shall: (1) certify that the Lease is in full force and effect and (2) certify the commencement and termination dates of the original term of this Lease.

  This Lease and the tenancy hereby created shall cease and terminate at the end of the term of this Lease without the necessity of any notice from either LANDLORD or TENANT to terminate the same, and TENANT hereby waives notice to vacate the Premises and agrees that LANDLORD shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of premises from a TENANT holding over to the same extent as if statutory notice had been given.

  From the date of the signing of the Lease by the TENANT, the TENANT shall be bound to all of the terms and conditions of the lease, subject only to exception set forth in paragraph identified as Length Of Term.



  VII. INABILITY TO GIVE POSSESSION


  DELETED

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

  VIII. FIXED MINIMUM RENT


  TENANT shall pay to LANDLORD a guaranteed annual minimum rent ("Fixed Minimum Rent") for each of the following periods during the term of this Lease, as follows:

TIME PERIOD     ANNUAL AMOUNT         MONTHLY AMOUNT
--------------  -------------  ----------------------------
Years 1 - 5        $39,767.00  $ 3,313.92 ( $13.00 sq. ft.)
Years 6 - 10       $45,885.00  $ 3,823.75 ( $15.00 sq. ft.)


  Each such installment shall be due and payable on or before the first day of each calendar month in the original term of this Lease, in advance, at the office of Agent or at such other place as may be designated by LANDLORD from time to time, without any prior demand therefor and without any deduction or setoff whatsoever, the first installment to be paid on the Commencement Date whether or not the Commencement Date is the first day of the calendar month.
In the event that the Commencement Date of the term of this Lease shall be a day other than the first day of a calendar month, TENANT's first payment of Fixed Minimum Rent shall be prorated for the fractional month between the Commencement Date and the first day of the first full calendar month in the term of this Lease on a per diem basis (calculated on a thirty-day month).



  IX. TAXES


  TENANT agrees to pay as rent in addition to the minimum rental herein reserved its pro-rata share (agreed to be 9.48%) of all taxes assessed or imposed upon the demised premises and/or the building of which the demised premises is a part during the term of this lease. Should any increase in taxes be exclusively attributable to the use and occupancy of the demised premises by the TENANT, the TENANT agrees to pay the entire increase. The word "Taxes" shall include all taxes attributable to improvements now or hereafter made to the Shopping Center or any part of it or attributable to the present or future installation in the Shopping Center or any part of the Shopping Center of fixtures, machinery or equipment, all real estate Taxes, (provided that Taxes shall not include any taxes attributable to improvements made by any tenant which LANDLORD shall have given the right under any lease to charge back to such tenant), water and sewer and other governmental impositions and charges of every kind and nature, nonrecurring as well as recurring, special or extraordinary as well as ordinary, foreseen and unforeseen, and each and every installment thereof, which shall or may during the term of this Lease be levied, assessed or imposed, or become due and payable or become liens upon, or arise in connection with the use, occupancy or possession of, or any interest in, the Shopping Center or any part of it or any land, buildings or other improvements.

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

Notwithstanding anything to the contrary provided herein, LANDLORD shall pay all Taxes over the longest period permitted by law.

  For each "Tax Year" during the original term of this Lease, TENANT shall pay to LANDLORD as additional rent (hereinafter called "Tax Rent"), on account of Tax Rents, TENANT shall pay monthly, in advance, as additional rent, together with each monthly installment of Fixed Minimum Rent, without demand or setoff, an amount equal to one-twelfth (1/12) of the annual amount payable on account of Tax Rent

  Such amount may be adjusted by LANDLORD at any time during the term of this Lease to an amount equal to one-twelfth (1/12) of the Tax Rent payable by TENANT for the preceding Tax Year. If TENANT's payment on account of Tax Rent for the last Tax Year exceeds the actual amount payable by TENANT as Tax rent for such Tax Year LANDLORD shall refund such excess to TENANT within thirty (30) days. In the event TENANT is indebted to LANDLORD for any reason whatsoever, LANDLORD may deduct the amount owed from such overpayment.

  LANDLORD shall have the right to bill TENANT for Tax Rent at any time after each receipt by LANDLORD of a bill, assessment, levy, notice of imposition or other evidence of taxes due or payable all of which are hereinafter collectively referred to as a "Tax Bill" (whether such bill is a final bill, an estimate of actual taxes or represents a Tax Bill based upon a final or partial assessment or determination). TENANT shall pay the balance of its Tax Rent within thirty (30) days of receipt from LANDLORD of a written statement setting forth the taxes for which LANDLORD has received a Tax Bill, TENANT's share of taxes, and TENANT's payments made on account of such Tax Rent. All payments on account of Tax Rent made by TENANT during such Tax Year after receipt of such bill and statement shall be applied by LANDLORD toward payment on account of TENANT's obligation for Tax Rent for the next ensuing Tax Year and shall not reduce TENANT's obligation to pay the balance due LANDLORD pursuant to such statement. In making the above computations a tax bill or photocopy of the tax bill submitted by LANDLORD to TENANT shall be conclusive evidence of the amount of the taxes included in the computation of the Tax Rent in question; provided, however, LANDLORD shall have the right to bill TENANT for TENANT's share of the Tax Rent for the last Tax Year in the term of this Lease whether or not LANDLORD shall have received a Tax Bill covering the period from the date of the Tax Bill which formed the basis of the most recent installment on account of Tax Rent billed to TENANT to the expiration of the term of this Lease. If LANDLORD has not received a Tax Bill for such period, LANDLORD shall estimate the amount of such last installments of Tax rent on the basis of information contained in the Tax Bill most recently received by LANDLORD, subject to adjustment when LANDLORD receives a Tax Bill which includes the period from the date of such Tax Bill to the expiration of the term of this Lease. TENANT shall pay such adjusted amount upon billing by LANDLORD.

  For the purpose of this Lease the words "Tax Year" shall mean the twelve (12) full calendar months of the term commencing with the commencement date of Lease and each succeeding twelve (12) month period thereafter in the term of this Lease.

  If, after TENANT shall have made the required annual payment of Tax Rent, LANDLORD shall receive a refund of any portion of the taxes included in the computation of such Tax Rent within forty-five (45) days after receipt of the refund LANDLORD shall pay to TENANT that percentage of the net refund after deducting all costs and expenses (including, but not limited to, attorneys' and appraisers' fees) expended or incurred in obtaining such refund, which portion of the taxes in question paid by TENANT bears to the entire amount of such taxes immediately prior to the refund. TENANT shall not institute any proceedings with respect to the assessed space valuation of the Shopping Center or any part of it for the purpose of securing a tax reduction. In the event the LANDLORD shall retain any consultant to negotiate the amount of taxes, tax rate, assessed value and/or other factors influencing the amount of taxes and/or institute any administrative and/or legal proceedings challenging the tax rate, assessed value of other factors influencing the amount of taxes, whether or not such action results in a reduction in the amount of taxes. TENANT's Tax Rent shall include the portion of the aggregate of all such reasonable fees, reasonable attorneys' and appraisers' fees and all disbursements, court costs and other similar items paid or incurred by LANDLORD during the applicable Tax Year with respect to such proceedings which is obtained by multiplying the aggregate of such sums by the fraction set forth in the term of this Lease identified as TAXES.

  In the event of any dispute regarding the floor area or any portion of it (other than the Leased Premises which shall be determined by the provisions of the Lease Agreement), the following determination of LANDLORD shall be binding upon the parties. (3059 sq. ft. - 32,269 sq. ft. Bldg #5 = 9.48%)



  X. ADDITIONAL RENT


  All sums of money or charges required to be paid by TENANT under this Lease, whether or not the same are designated "Additional rent," shall for all purposes of this Lease be deemed and shall be paid by TENANT as rent. If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless, if not paid when due,be collectible as rent with the next installment of Fixed Minimum Rent thereafter falling due together with a late fee of eighteen percent (18%) per annum from the due date, or no later than the tenth (10th) day of the month, of the installment to the date of payment, but not in excess of the highest rate allowed by law.

  XI. PERCENTAGE RENT


  In addition to the Fixed Minimum Rent and all other sums specified herein and as part of the total rent to be paid, TENANT covenants and agrees that it will, without demand, pay to LANDLORD Percentage Rental as set forth below from the demised premises in each lease year. For the purposes of calculating such Percentage Rental, "Gross Sales" shall mean the selling price of all merchandise or services sold in or from the Store by TENANT, its subTENANTs, licensees and concessionaires, whether for cash or for credit, excluding, however, the following:

     (1) The sale price of all merchandise returned and accepted for full credit or the amount of the cash refund or allowance made thereon;

     (2) The sums and credits received in settlement of claims for loss or damage to merchandise;

     (3) Sales tax, so-called luxury taxes, excise taxes, gross receipt taxes, and other taxes imposed upon the sale of merchandise or services, whether added separately to the selling price of the merchandise or services and collected from customers or included in the retail selling price;

     (4) Receipts from public telephones, vending machines, sales of money orders, and the collection of public utility bills;

     (5) Interest, carrying charges, or finance charges in respect of sales made on credit;

     (6)  Sales of TENANT's fixtures;

     (7)  Transfers of merchandise between TENANT-owned stores;

     (8)  Sales to other merchant's jobbers, or employees;

     (9)  Sales to employees at a discount.

  The Percentage Rental, shall be computed based on the following time periods, which shall be called "Lease Year" or "Lease Years". The first Percentage Rental period shall be extended from the commencement date of the Lease to the last day of the month proceeding the first anniversary of the commencement date of this Lease. Subsequent Percentage Rental periods shall commence on each anniversary of the commencement date of this Lease Year. Percentage Rental for any partial Lease Year, whether the first or last year shall be computed on a pro-rata basis.

  Each Lease Year shall be considered as an independent accounting period for the purposes of computing the amount of Percentage Rental. The Percentage Rental payable by TENANT to the LANDLORD as described in this article shall begin upon the Gross Sales of the TENANT, from the leased premises as defined above reaching One Million Three Hundred Twenty Five Thousand Five Hundred Sixty Seven Dollars. ($433.33 sq. ft. break point). At which time TENANT shall pay three percent (3%) of Gross Sales above this amount to LANDLORD. Should TENANT's sales reach this amount the Percentage Rental payment due hereunder shall be paid within thirty (30) days following the end of the Lease Year. At the expiration of this Lease or any renewal option hereunder TENANT's Percentage Rental payment, if any, due hereunder shall be made within thirty (30) days of such expiration date. Gross sales must be reported monthly.


  XII. MONTHLY ACCOUNTING


  TENANT shall submit to LANDLORD before the twentieth (20) day following the end of each month during the term hereof (including the 20th day of the month following the end of the term), a written statement, signed by TENANT and certified by it to be correct, showing the amount of Gross Sales during the preceding month.



  XIII. YEARLY ACCOUNTING


  TENANT shall submit to LANDLORD before the sixtieth (60) day following the end of each lease Year a written statement, signed by TENANT and certified by an officer of TENANT to be correct, setting forth the amount of Gross Sales during the preceding Lease Year. The statements referred to herein shall be made in such form and contain such details as LANDLORD may reasonably request.

  The acceptance by LANDLORD of payments of Percentage Rental or reports thereon shall be without prejudice and shall in no case constitute a waiver of LANDLORD's right to audit TENANT's books and records of its Gross Sales and inventories of merchandise. TENANT shall maintain at its Home Office adequate records for a period of twenty-four (24) months after the close of each Lease Year for the allowing of LANDLORD to verify the reported Gross Sales for such year. Once with respect to each Lease Year and any time within said twenty-four
(24) months, LANDLORD or its agents may inspect such records during normal business hours.

  LANDLORD shall have the right to cause, upon five (5) days notice to TENANT, a complete audit to be made of TENANT's entire business affairs relating to the Store and of all records including those specified in the preceding paragraph, and TENANT shall make all such records available for examination at the TENANT's home office. If the results of such audit shall show that TENANT's statement of Gross Sales for any period has been understated by three percent (3%) or more, then TENANT shall pay LANDLORD the cost of such audit in addition to any deficiency payment required. The furnishing by TENANT of any grossly inaccurate statement shall constitute a breach of the Lease. Any information obtained by LANDLORD as a result of such audit shall be held in strict confidence by LANDLORD, except in any proceeding or action to collect the cost of such audit or deficiency or with respect to a prospective sale, mortgage, lease or lease-back of the Center.

  XIV. TENANT'S RECORDS

  TENANT covenants and agrees that TENANT's records and those of any subTENANT, licensee or concessionaire upon the Demised Premises shall be kept in accordance with generally accepted accounting principles and that the records required in this Lease will be provided and maintained. TENANT shall record each sale at the time the sale is made, using cash registers equipped with sealed continuous totals or such other devices for controlling sales. Furthermore, TENANT shall keep at all times during the term of this Lease, at the Demised Premises or at the general office of TENANT, full, complete and accurate books of account and records in accordance with the accepted accounting practices with respect to all operations of the business to be conducted in or from the demised premises including, without limitation, the recording of Gross Sales and the receipt of all merchandise into and the delivery of all merchandise from the Demised Premises during the term of this lease and shall retain such books and records, copies of all tax reports submitted to the appropriate taxing authorities, as well as copies of contracts, vouchers, checks, inventory records, dated cash register tapes and other documents and papers in any way relating to the operation of such business (all of which are hereinafter collectively referred to as "Books and Records"), for at least two
(2) years from the end of the Lease Year to which they are applicable, or, if an audit is commenced or if a controversy should arise between the parties to this Lease regarding the rent payable under this Lease until such audit or controversy is terminated even though such retention period may be after the expiration of the term of, or earlier termination of, this Lease.

  DELETED

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

  XV. INSURANCE


  TENANT agrees to pay to LANDLORD as additional rent its pro-rata share (agreed to be .75%) of all insurance premiums upon the demised premises and/or the building of which the demised premises is a part. If any increase is exclusively caused by any act or neglect of the TENANT or the nature of the TENANT's business, TENANT agrees to pay the entire increase. TENANT's annual payment for insurance hereunder is estimated to be $.26 per square foot. (3059 - 408,692 sq. ft. Center = .75%)



  XVI. COMMON COST OF MAINTENANCE AND OPERATION


  LANDLORD shall maintain the Common Area, which shall include, without limitation, the roof, all structural elements of the Building which the Demised Premises are located, exterior walls, gutters, downspouts and foundations in good order, condition and repair. TENANT agrees to pay LANDLORD fifty cents ($.50) per square foot per year for the entire term of this lease for the Center's Common Area Maintenance Costs. "Common area Maintenance Costs" shall mean the total costs and expenses incurred in operating, maintaining, and repairing the Common Areas, including without limitations the cost of the following: landscaping; gardening; planting; cleaning; painting (including line painting); decorating; paving; lighting; removal of snow; fire protection; water and sewer charges applicable to the common area; operating of public toilets; installing and rent of signs; maintenance, repair, and replacement of utility systems serving the Center and the Premises, including water, sanitary sewer and storm water lines and other utility lines, pipes and conduits; replacement of machinery and equipment owned and used in operation, maintenance and repair of the Common Area, or the rental charges for such machinery and equipment; costs of personnel (including applicable payroll taxes, workmen's compensation insurance, and disability insurance) to implement all of the foregoing.
LANDLORD may, however, cause any or all of said services to be provided by independent contractors.


  XVII.  SECURITY DEPOSIT

  DELETED


  XVIII. EXTENSION OPTION


  The term of this Lease shall expire on the last day of the month preceding the
Fifth Anniversary of the Commencement date    or if the Lease is extended as set
forth below, the Tenth Anniversary of the Commencement Date. In the event TENANT has performed all of the terms, conditions, and covenants of this Lease which are required of it, then

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

TENANT is hereby granted an option for a five (5) year extension from the day of the Fifth Anniversary of the Commencement Date through the last day of the month preceding the Tenth Anniversary of the Commencement Date. The option shall be exercised by TENANT notifying LANDLORD in writing by certified or registered mail at least ninety (90) days before the Fifth Anniversary of the Commencement Date of its intention to exercise such option. If the option is not exercised as herein provided for, then the option right is being waived and the Lease shall terminate accordingly. If said option is exercised, all of the terms, conditions, and covenants of this Lease shall prevail and be binding upon the parties for the extended period. The annual base rental for the extension period shall be $45,885.00 ($15.00 sq. ft.) payable as set forth in this Lease with such additional rent as is provided for in this Lease. The breakpoint for Percentage Rental payable by TENANT during each Lease Year of the extension period shall begin upon the Gross Sales of the TENANT from the Leased Premises reaching One Million Five Hundred Twenty Nine Thousand Five Hundred (1,529,500.00) Dollars ($500.00/sq. ft.) breakpoint. Thereafter TENANT shall pay three percent (3%) of Gross Sales above this amount to LANDLORD.


  XIX.  FIXTURES


  TENANT shall have the right to use the existing fixtures for the entire term of this Lease. However, the fixtures must remain when Tenant vacates the Demised Premises. In addition, TENANT shall have the right to install such tenant fixtures as TENANT shall elect, and shall have the right to remove such fixtures at the end of the term.

  TENANT may purchase the fixtures, if they wish to do so by contacting William Semko, General Manager of the Reading Outlet Center.


XX.  GET OUT CLAUSE


  TENANT may cancel this Lease, by a thirty (30) day written notice to LANDLORD, given within six (6) months after the expiration of the first such Lease Year, if the Gross Sales for the first full twelve (12) months of the Lease Term do not exceed $764,750.00.( $250/sq.ft.) If Tenant does not so notify LANDLORD of its intention to cancel, then this Lease shall remain in full force and effect for the entire Lease Term.

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

  XXI.  LEASE DOCUMENTS


  In addition to the Lease Agreement consisting of 19 pages, the following are attached to the Lease and are incorporated in and made part of the Lease as fully as though set forth at length in the Lease: "GENERAL CONDITIONS" attached as Exhibit "B", Building Layout attached as Exhibit "A", and Signage attached as Exhibit "C".

  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound by the Lease, have caused this Lease to be duly executed the day and year first above written.

READING OUTLET CENTER ASSOCIATES
D/B/A MOSS REALTY COMPANY



BY: /s/ Charles T. McMurtrie
    _______________________________


ITS: President
    ______________________________


DATE: July 10, 1998
     _____________________________


ATTEST: /s/ Sandra Bartman
       ___________________________



DM MANAGEMENT COMPANY


BY: /s/ Patricia C. Selander
    _______________________________


ITS: V.P. -- Inventory Management
     ______________________________


DATE: July 8, 1998
      _____________________________


ATTEST: /s/ Nancy B. Morse
        ___________________________

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